Exhibit 99.1

Equity Residential Reports First Quarter Results

Same Store Revenues Increase 5.5%; Same Store NOI Increases 7.8%

CHICAGO--(BUSINESS WIRE)--April 25, 2012--Equity Residential (NYSE: EQR) today reported results for the quarter ended March 31, 2012. All per share results are reported on a fully-diluted basis.

"As we expected, and as demonstrated by our first quarter operating results, fundamentals continue to be strong across all of our core markets,” said David J. Neithercut, Equity Residential’s President and CEO. “As we enter our primary leasing season, we continue to expect that we will achieve same store revenue growth for the year around the mid-point of our previously provided range of 5% to 6%.”

First Quarter 2012

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the first quarter of 2012 was $0.60 per share compared to $0.56 per share in the first quarter of 2011.

For the first quarter of 2012, the company reported Normalized FFO of $0.61 per share compared to $0.56 per share in the same period of 2011. The difference is due primarily to:

  the positive impact of $0.07 per share from higher same store net operating income (NOI) and $0.02 per share from higher NOI from properties in lease-up;
  the negative impact of $0.03 per share from 2011 and 2012 transaction activity; and
  the negative impact of $0.01 per share from other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 6 and 25 of this release and the company has included guidance for Normalized FFO on page 24 of this release.

For the first quarter of 2012, the company reported earnings of $0.47 per share compared to $0.42 per share in the first quarter of 2011. The difference is due primarily to higher gains from property sales as well as the items discussed above.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 105,612 apartment units, revenues increased 5.5%, expenses increased 1.8% and NOI increased 7.8%.

Acquisitions/Dispositions

During the first quarter of 2012, the company acquired three properties with a total of 544 apartment units for an aggregate purchase price of $159.1 million at a weighted average capitalization (cap) rate of 4.4%. Also during the quarter, the company acquired two land parcels, one in Seattle and one in South Florida, for an aggregate purchase price of $23.7 million.

During the quarter, the company sold three consolidated properties, consisting of 1,522 apartment units, for an aggregate sale price of $206.4 million at a weighted average cap rate of 6.2% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 12.6%.

Archstone

As previously disclosed, on December 2, 2011 the company entered into a contract with affiliates of Bank of America and Barclays PLC (“the Sellers”) to acquire, for $1.325 billion, half of their interests - an approximately 26.5% interest overall - in Archstone, a privately-held owner, operator and developer of multifamily apartment properties. On January 20, 2012, Lehman Brothers, the other owner of Archstone, acquired this 26.5% interest pursuant to a right of first offer and the company’s contract with the Sellers was terminated.

Equity Residential then had an exclusive 30-day right to contract to purchase the remaining 26.5% interest in Archstone owned by the Sellers for a price, determined by Equity Residential, equal to $1.325 billion or higher. During the first quarter of 2012, Equity Residential and the Sellers agreed to a 60-day extension of this purchase right at an increased minimum price of $1.485 billion. On April 18, 2012, the parties agreed to an additional extension and increase in the minimum purchase price. Equity Residential now has, until May 21, 2012, the exclusive right to contract to purchase this remaining interest at a price, to be determined by the company, equal to $1.5 billion or higher. Any offer to purchase the remaining interest would also be subject to Lehman’s right of first offer. If Lehman were to exercise such right, the company would be entitled to a break-up fee of $80 million.

Financing Activities

On January 6, 2012, the company amended its $1.25 billion unsecured revolving credit facility to increase the available borrowings by $500 million to $1.75 billion. The expansion was intended to fund a portion of an Archstone acquisition until repaid from property disposition proceeds, but may be used for any corporate purpose. The terms of the facility did not change, including the July 13, 2014 maturity date.

Also on January 6, 2012, the company entered into a new senior unsecured $500 million delayed draw term loan facility with an interest rate of LIBOR plus a spread (currently 1.25%) which is dependent on the credit rating of the company’s long-term debt. The maturity date of the facility is January 4, 2013, subject to two one-year extension options exercisable by the company. The facility provides for a single draw anytime on or before July 4, 2012 and may be used for any corporate purpose including to finance an Archstone acquisition or to repay the company’s existing $500 million term loan that matures in October 2012.

With the completion of these financing activities, the company terminated the $1 billion bridge loan facility that it obtained contemporaneously with entering into the original Archstone contract.

During the first quarter of 2012, utilizing the company’s At-the-Market (ATM) share offering program, the company issued approximately 2.1 million common shares at an average price of $59.47 per share for total consideration of approximately $123.6 million. The company will use the proceeds from these share sales primarily to fund its normal, ongoing investment activity, including development, and for general corporate purposes. The company has approximately 7.1 million common shares available for future issuance under this program. No additional ATM issuances are included in the company’s 2012 guidance.

As of April 24, 2012, the company had cash on hand of approximately $54 million, approximately $1.7 billion available on its revolving credit facility and $500 million available on its delayed draw term loan.

Second Quarter 2012 Guidance

The company has established a Normalized FFO guidance range of $0.65 to $0.69 per share for the second quarter of 2012. The difference between the company’s first quarter 2012 Normalized FFO of $0.61 per share and the midpoint of the second quarter guidance range of $0.67 per share is primarily due to:

  the positive impact of $0.04 per share from same store and lease-up property NOI in the second quarter of 2012;
  the positive impact of $0.01 per share from 2011 and 2012 transaction activity; and
  the positive impact of $0.01 per share from lower total interest expense.

Second Quarter 2012 Earnings and Conference Call

Equity Residential expects to announce second quarter 2012 results on Wednesday, July 25, 2012 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, July 26, 2012.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 427 properties located in 14 states and the District of Columbia, consisting of 121,011 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, April 26, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
REVENUES
Rental income	$525,595	$464,550
Fee and asset management	2,064	1,806

Total revenues	527,659	466,356

EXPENSES
Property and maintenance	112,379	105,047
Real estate taxes and insurance	55,987	52,139
Property management	23,409	22,381
Fee and asset management	1,307	948
Depreciation	174,737	158,455
General and administrative	13,688	11,433

Total expenses	381,507	350,403

Operating income	146,152	115,953

Interest and other income	172	1,011
Other expenses	(7,067)	(2,160)
Interest:
Expense incurred, net	(118,703)	(120,528)
Amortization of deferred financing costs	(2,974)	(3,005)

Income (loss) before income and other taxes and discontinued operations	17,580	(8,729)
Income and other tax (expense) benefit	(191)	(184)
Income (loss) from continuing operations	17,389	(8,913)
Discontinued operations, net	134,778	141,979
Net income	152,167	133,066
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(6,418)	(5,775)
Partially Owned Properties	(450)	40
Net income attributable to controlling interests	145,299	127,331
Preferred distributions	(3,466)	(3,466)
Net income available to Common Shares	$141,833	$123,865

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.04	$(0.04)
Net income available to Common Shares	$0.47	$0.42
Weighted average Common Shares outstanding	298,805	292,895

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.04	$(0.04)
Net income available to Common Shares	$0.47	$0.42
Weighted average Common Shares outstanding	315,230	292,895

Distributions declared per Common Share outstanding	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
Net income	$152,167	$133,066
Adjustments:
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(450)	40
Depreciation	174,737	158,455
Depreciation – Non-real estate additions	(1,354)	(1,385)
Depreciation – Partially Owned and Unconsolidated Properties	(800)	(750)
Discontinued operations:
Depreciation	371	10,855
Net (gain) on sales of discontinued operations	(132,956)	(123,754)
Net incremental gain on sales of condominium units	49	395

FFO (1) (3)	191,764	176,922

Adjustments (see page 23 for additional detail):
Asset impairment and valuation allowances	-	-
Property acquisition costs and write-off of pursuit costs (other expenses)	2,626	2,164
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	(41)	2,063
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(4)	(376)
Other miscellaneous non-comparable items	974	(2,100)

Normalized FFO (2) (3)	$195,319	$178,673

FFO (1) (3)	$191,764	$176,922
Preferred distributions	(3,466)	(3,466)

FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$188,298	$173,456

FFO per share and Unit - basic	$0.60	$0.57

FFO per share and Unit - diluted	$0.60	$0.56

Normalized FFO (2) (3)	$195,319	$178,673
Preferred distributions	(3,466)	(3,466)

Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$191,853	$175,207

Normalized FFO per share and Unit - basic	$0.61	$0.57

Normalized FFO per share and Unit - diluted	$0.61	$0.56

Weighted average Common Shares and Units outstanding - basic	312,011	306,248

Weighted average Common Shares and Units outstanding - diluted	315,230	310,467

Note:

See page 23 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Investment in real estate
Land	$4,384,200	$4,367,816
Depreciable property	15,606,315	15,554,740
Projects under development	185,621	160,190
Land held for development	360,955	325,200
Investment in real estate	20,537,091	20,407,946
Accumulated depreciation	(4,658,994)	(4,539,583)
Investment in real estate, net	15,878,097	15,868,363

Cash and cash equivalents	219,628	383,921
Investments in unconsolidated entities	14,803	12,327
Deposits – restricted	182,182	152,237
Escrow deposits – mortgage	11,428	10,692
Deferred financing costs, net	45,861	44,608
Other assets	129,248	187,155
Total assets	$16,481,247	$16,659,303

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,056,976	$4,111,487
Notes, net	5,355,590	5,609,574
Lines of credit	-	-
Accounts payable and accrued expenses	77,055	35,206
Accrued interest payable	79,489	88,121
Other liabilities	261,448	291,289
Security deposits	65,468	65,286
Distributions payable	109,043	179,079
Total liabilities	10,005,069	10,380,042

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	457,224	416,404

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of March 31, 2012 and December 31, 2011	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 300,522,169 shares issued
and outstanding as of March 31, 2012 and 297,508,185
shares issued and outstanding as of December 31, 2011	3,005	2,975
Paid in capital	5,152,975	5,047,186
Retained earnings	656,001	615,572
Accumulated other comprehensive (loss)	(189,973)	(196,718)
Total shareholders' equity	5,822,008	5,669,015
Noncontrolling Interests:
Operating Partnership	123,031	119,536
Partially Owned Properties	73,915	74,306
Total Noncontrolling Interests	196,946	193,842
Total equity	6,018,954	5,862,857
Total liabilities and equity	$16,481,247	$16,659,303

Equity Residential
Portfolio Summary
As of March 31, 2012

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI (1)	Rate (2)

1	New York Metro Area	29	7,810	6.5%	12.9%	$ 3,257
2	DC Northern Virginia	26	9,381	7.8%	11.4%	2,069
3	Los Angeles	47	9,716	8.0%	9.7%	1,807
4	South Florida	39	12,990	10.7%	9.5%	1,410
5	Boston	30	6,183	5.1%	8.2%	2,398
6	San Francisco Bay Area	38	8,751	7.2%	7.5%	1,728
7	Seattle/Tacoma	44	9,901	8.2%	7.4%	1,426
8	San Diego	14	4,963	4.1%	5.1%	1,823
9	Denver	23	7,970	6.6%	5.0%	1,140
10	Phoenix	31	8,880	7.3%	4.2%	927
11	Suburban Maryland	16	4,584	3.8%	3.9%	1,504
12	Orlando	24	7,265	6.0%	3.8%	1,010
13	Orange County, CA	11	3,490	2.9%	3.2%	1,598
14	Atlanta	16	4,800	4.0%	2.5%	1,054
15	Inland Empire, CA	10	3,081	2.5%	2.4%	1,460
16	All Other Markets (3)	27	6,332	5.2%	3.3%	1,086

	Total	425	116,097	95.9%	100.0%	1,614

	Military Housing	2	4,914	4.1%	-	-

	Grand Total	427	121,011	100.0%	100.0%	$ 1,614

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed.

(1)	% of Stabilized NOI includes budgeted 2012 NOI for properties that are stabilized and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of March 2012.

(3)	All Other Markets - Each individual market is less than 1.5% of stabilized NOI.

Equity Residential

Portfolio as of March 31, 2012

			Apartment
		Properties	Units

Wholly Owned Properties		404	112,181
	Partially Owned Properties - Consolidated	21	3,916
Military Housing		2	4,914

		427	121,011

Portfolio Rollforward Q1 2012
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2011	427	121,974

Acquisitions:
Rental Properties - Consolidated	3	544	$159,100	4.4%
Land Parcels (two)	-	-	$23,740
Dispositions:
Rental Properties - Consolidated	(3)	(1,522)	$(206,350)	6.2%
Configuration Changes	-	15

3/31/2012	427	121,011

Equity Residential

First Quarter 2012 vs. First Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 105,612 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2012	$473,957	$173,054	$300,903	$1,578	94.9%	12.5%
Q1 2011	$449,232	$170,017	$279,215	$1,496	94.9%	11.5%

Change	$24,725	$3,037	$21,688	$82	0.0%	1.0%

Change	5.5%	1.8%	7.8%	5.5%

First Quarter 2012 vs. Fourth Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 110,557 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q1 2012	$503,074	$182,778	$320,296	$1,600	94.9%	12.4%
Q4 2011	$498,856	$174,909	$323,947	$1,585	95.0%	13.2%

Change	$4,218	$7,869	$(3,651)	$15	(0.1%)	(0.8%)

Change	0.8%	4.5%	(1.1%)	0.9%

(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 25 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
First Quarter 2012 vs. First Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q1 2012	Q1 2012	Q1 2012
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,063	12.5%	$3,261	95.3%	7.1%	2.6%	10.6%	6.7%	0.3%
2	DC Northern Virginia	7,974	10.2%	2,022	94.6%	4.8%	4.8%	4.8%	5.4%	(0.6%)
3	South Florida	12,114	9.6%	1,374	95.0%	4.2%	4.7%	3.8%	3.9%	0.2%
4	Los Angeles	7,832	8.8%	1,764	95.0%	4.3%	(0.6%)	6.8%	3.8%	0.4%
5	Boston	5,526	8.2%	2,405	94.7%	6.3%	(3.6%)	12.4%	6.7%	(0.4%)
6	San Francisco Bay Area	6,194	7.4%	1,910	95.1%	11.0%	3.7%	15.2%	11.4%	(0.4%)
7	Seattle/Tacoma	9,081	7.4%	1,402	94.4%	6.1%	3.9%	7.5%	5.4%	0.6%
8	Denver	7,970	6.0%	1,141	95.3%	9.3%	3.3%	12.2%	8.9%	0.3%
9	Phoenix	8,880	4.9%	931	95.1%	4.7%	(3.2%)	9.9%	5.0%	(0.3%)
10	San Diego	4,284	4.7%	1,722	94.0%	2.0%	(0.4%)	3.2%	2.7%	(0.7%)
11	Orlando	7,265	4.2%	1,019	95.2%	3.2%	2.5%	3.7%	2.9%	0.2%
12	Orange County, CA	3,490	3.6%	1,598	95.1%	4.3%	4.2%	4.4%	4.4%	(0.1%)
13	Suburban Maryland	4,005	3.5%	1,404	94.3%	2.5%	(1.4%)	4.7%	2.6%	(0.1%)
14	Atlanta	4,800	2.9%	1,054	95.5%	5.5%	0.0%	9.6%	5.7%	(0.2%)
15	Inland Empire, CA	3,081	2.8%	1,451	94.0%	2.5%	2.1%	2.8%	3.4%	(0.9%)
16	All Other Markets	6,053	3.3%	1,048	94.5%	4.1%	1.0%	6.8%	4.4%	(0.3%)

	Total	105,612	100.0%	$1,578	94.9%	5.5%	1.8%	7.8%	5.5%	0.0%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
First Quarter 2012 vs. Fourth Quarter 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q1 2012	Q1 2012	Q1 2012
			% of	Average	Weighted				Average
		Apartment	Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	7,423	12.1%	$3,207	95.3%	0.7%	6.9%	(3.5%)	1.6%	(0.9%)
2	DC Northern Virginia	9,381	11.6%	2,066	94.7%	0.2%	8.6%	(3.3%)	0.6%	(0.3%)
3	South Florida	12,990	10.0%	1,410	95.0%	1.6%	3.4%	0.5%	0.9%	0.6%
4	Los Angeles	8,881	9.5%	1,797	95.0%	0.1%	(1.4%)	0.9%	0.8%	(0.7%)
5	Boston	5,821	8.1%	2,410	94.7%	1.3%	6.8%	(1.3%)	2.8%	(1.3%)
6	Seattle/Tacoma	9,582	7.4%	1,404	94.4%	1.5%	6.9%	(1.5%)	1.1%	0.4%
7	San Francisco Bay Area	6,194	6.9%	1,910	95.1%	2.2%	7.0%	(0.1%)	2.0%	0.1%
8	Denver	7,970	5.6%	1,141	95.3%	0.7%	(0.3%)	1.1%	0.4%	0.2%
9	Phoenix	8,880	4.7%	931	95.1%	0.5%	2.8%	(0.9%)	0.2%	0.1%
10	San Diego	4,284	4.4%	1,722	94.0%	(0.6%)	(0.6%)	(0.6%)	(0.1%)	(0.4%)
11	Orlando	7,265	4.0%	1,019	95.2%	1.2%	7.8%	(2.7%)	0.7%	0.5%
12	Suburban Maryland	4,462	3.9%	1,469	94.3%	0.9%	0.7%	1.0%	1.2%	(0.3%)
13	Orange County, CA	3,490	3.4%	1,598	95.1%	0.1%	1.7%	(0.6%)	0.8%	(0.7%)
14	Atlanta	4,800	2.7%	1,054	95.5%	0.8%	3.6%	(0.9%)	1.3%	(0.5%)
15	Inland Empire, CA	3,081	2.6%	1,451	94.0%	0.8%	0.7%	0.9%	1.3%	(0.5%)
16	All Other Markets	6,053	3.1%	1,048	94.5%	0.4%	5.7%	(3.6%)	0.5%	(0.1%)

	Total	110,557	100.0%	$1,600	94.9%	0.8%	4.5%	(1.1%)	0.9%	(0.1%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

First Quarter 2012 vs. First Quarter 2011
Same Store Operating Expenses
$ in thousands - 105,612 Same Store Apartment Units

					% of Actual
					Q1 2012
	Actual	Actual	$	%	Operating
	Q1 2012	Q1 2011	Change	Change	Expenses

Real estate taxes	$50,167	$47,730	$2,437	5.1%	29.0%
On-site payroll (1)	39,913	39,168	745	1.9%	23.1%
Utilities (2)	27,160	28,531	(1,371)	(4.8%)	15.7%
Repairs and maintenance (3)	23,129	22,638	491	2.2%	13.4%
Property management costs (4)	18,247	17,969	278	1.5%	10.5%
Insurance	5,436	5,095	341	6.7%	3.1%
Leasing and advertising	2,700	3,354	(654)	(19.5%)	1.6%
Other on-site operating expenses (5)	6,302	5,532	770	13.9%	3.6%

Same store operating expenses	$173,054	$170,017	$3,037	1.8%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of March 31, 2012
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,056,976	43.1%	4.88%	8.1
Unsecured	5,355,590	56.9%	5.14%	5.1

Total	$9,412,566	100.0%	5.03%	6.4

Fixed Rate Debt:
Secured - Conventional	$3,527,819	37.5%	5.53%	6.7
Unsecured - Public/Private	4,549,919	48.3%	5.73%	5.9

Fixed Rate Debt	8,077,738	85.8%	5.64%	6.3

Floating Rate Debt:
Secured - Conventional	64,061	0.7%	3.33%	1.2
Secured - Tax Exempt	465,096	4.9%	0.15%	20.6
Unsecured - Public/Private	805,671	8.6%	1.68%	0.7
Unsecured - Revolving Credit Facility	-	-	-	2.3

Floating Rate Debt	1,334,828	14.2%	1.23%	7.3

Total	$9,412,566	100.0%	5.03%	6.4

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2012.

Note: The Company capitalized interest of approximately $5.0 million and $1.7 million during the quarters ended March 31, 2012 and 2011, respectively.

Debt Maturity Schedule as of March 31, 2012
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
	Fixed	Floating				on Fixed	Rates on
Year	Rate (1)	Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2012	$315,756	$535,546	(2)	$851,302	9.0%	5.62%	2.69%
2013	267,869	306,182		574,051	6.1%	6.70%	4.86%
2014	564,477	22,019		586,496	6.2%	5.31%	5.24%
2015	418,012	-		418,012	4.4%	6.31%	6.31%
2016	1,190,610	-		1,190,610	12.7%	5.34%	5.34%
2017	1,355,806	456		1,356,262	14.4%	5.87%	5.87%
2018	80,901	18,419		99,320	1.1%	5.71%	4.82%
2019	802,043	20,766		822,809	8.7%	5.49%	5.36%
2020	1,671,868	809		1,672,677	17.8%	5.50%	5.50%
2021	1,165,475	856		1,166,331	12.4%	4.64%	4.64%
2022+	233,860	435,539		669,399	7.1%	6.75%	2.88%
Premium/(Discount)	11,061	(5,764)		5,297	0.1%	N/A	N/A

Total	$8,077,738	$1,334,828		$9,412,566	100.0%	5.52%	4.95%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2012.

(2)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

Equity Residential
Unsecured Debt Summary as of March 31, 2012
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	5.500%	10/01/12		$222,133	$(109)	$222,024
	5.200%	04/01/13	(1)	400,000	(118)	399,882
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(151)	499,849
	6.584%	04/13/15		300,000	(331)	299,669
	5.125%	03/15/16		500,000	(211)	499,789
	5.375%	08/01/16		400,000	(804)	399,196
	5.750%	06/15/17		650,000	(2,670)	647,330
	7.125%	10/15/17		150,000	(360)	149,640
	4.750%	07/15/20		600,000	(3,777)	596,223
	4.625%	12/15/21		1,000,000	(3,683)	996,317
	7.570%	08/15/26		140,000	-	140,000

				4,562,133	(12,214)	4,549,919

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	5,671	-	5,671
Term Loan Facility	LIBOR+0.50%	10/05/12	(2)(3)	500,000	-	500,000
Delayed Draw Term Loan Facility	LIBOR+1.25%	01/04/13	(2)(4)	-	-	-

				805,671	-	805,671

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2)(5)	-	-	-

Total Unsecured Debt				$5,367,804	$(12,214)	$5,355,590

(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(4)

On January 6, 2012, the Company entered into a new senior unsecured $500.0 million delayed draw term loan facility that may be drawn anytime on or before July 4, 2012 and is currently undrawn. If the Company elects to draw on this facility, up to the full amount of the principal will be funded in a single borrowing and the maturity date will be January 4, 2013, subject to two one-year extension options exercisable by the Company. The interest rate on advances under the new term loan facility will generally be LIBOR plus a spread (currently 1.25%), which is dependent on the credit rating of the Company's long term debt.

(5)	As of March 31, 2012, there was approximately $1.72 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2012	2011

Total Debt to Adjusted Total Assets (not to exceed 60%)	44.6%	46.0%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	19.2%	19.4%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.76	2.59

Total Unsecured Assets to Unsecured Debt	273.5%	259.9%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of March 31, 2012
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$4,056,976	43.1%
	Unsecured Debt				5,355,590	56.9%

Total Debt					9,412,566	100.0%	32.1%

	Common Shares (includes Restricted Shares)		300,522,169	95.7%
	Units (includes OP Units and LTIP Units)		13,531,417	4.3%

Total Shares and Units			314,053,586	100.0%
Common Share Price at March 31, 2012			$62.62
					19,666,036	99.0%
Perpetual Preferred Equity (see below)					200,000	1.0%

Total Equity					19,866,036	100.0%	67.9%

Total Market Capitalization					$29,278,602		100.0%

Perpetual Preferred Equity as of March 31, 2012
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	Q112	Q111

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	298,805,362	292,895,122
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,205,300	-
- long-term compensation shares/units	3,219,011	-

Total Common Shares and Units - diluted (1)	315,229,673	292,895,122

Weighted Average Amounts Outstanding for FFO and Normalized
FFO Purposes:
Common Shares - basic	298,805,362	292,895,122
OP Units - basic	13,205,300	13,353,331

Total Common Shares and OP Units - basic	312,010,662	306,248,453
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,219,011	4,218,062

Total Common Shares and Units - diluted	315,229,673	310,466,515

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	300,522,169	294,522,273
Units (includes OP Units and LTIP Units)	13,531,417	13,749,066

Total Shares and Units	314,053,586	308,271,339

(1)	Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the quarter ended March 31, 2011.

Equity Residential
Partially Owned Entities as of March 31, 2012
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed
	Development	and Stabilized	Other	Total

Total projects (1)	-	2	19	21

Total apartment units (1)	-	441	3,475	3,916

Operating information for the quarter ended 3/31/12 (at 100%):
Operating revenue	$-	$2,349	$15,045	$17,394
Operating expenses	(18)	375	4,871	5,228

Net operating income	18	1,974	10,174	12,166
Depreciation	-	1,042	3,872	4,914
General and administrative/other	4	2	13	19

Operating income	14	930	6,289	7,233
Interest and other income	1	1	-	2
Other expenses	(61)	-	-	(61)
Interest:
Expense incurred, net	-	(337)	(2,346)	(2,683)
Amortization of deferred financing costs	-	(107)	(54)	(161)

(Loss) income before income and other taxes	(46)	487	3,889	4,330
Income and other tax (expense) benefit	(26)	-	(21)	(47)

Net (loss) income	$(72)	$487	$3,868	$4,283

Debt - Secured (2):
EQR Ownership (3)	$-	$33,175	$159,068	$192,243
Noncontrolling Ownership	-	-	41,269	41,269

Total (at 100%)	$-	$33,175	$200,337	$233,512

(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company.

(3) Represents the Company's current economic ownership interest.

Note: See page 20 for the discussion of the Company's unconsolidated Nexus Sawgrass and Domain developments.

Equity Residential
Development and Lease-Up Projects as of March 31, 2012
(Amounts in thousands except for project and apartment unit amounts)

					Total Book
		No. of	Total	Total	Value Not					Estimated	Estimated
		Apartment	Capital	Book Value	Placed in	Total	Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt	Completed	Leased	Occupied	Date	Date

Consolidated

Projects Under Development - Wholly Owned:
The Savoy at Dayton Station III (formerly Savoy III)	Aurora, CO	168	$23,856	$19,793	$19,793	$-	90%	26%	17%	Q2 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	38,943	38,943	-	62%	4%	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	38,374	38,374	-	17%	-	-	Q3 2013	Q2 2015
Westgate Block 2	Pasadena, CA	252	125,293	37,139	37,139	-	4%	-	-	Q1 2014	Q1 2015
The Madison	Alexandria, VA	360	115,072	30,990	30,990	-	4%	-	-	Q1 2014	Q2 2015
Market Street Landing	Seattle, WA	287	90,024	20,382	20,382	-	6%	-	-	Q1 2014	Q3 2015

Projects Under Development - Wholly Owned		1,535	511,407	185,621	185,621	-

Projects Under Development		1,535	511,407	185,621	185,621	-

Completed Not Stabilized - Wholly Owned (2):
88 Hillside (3)	Daly City, CA	95	39,374	39,374	-	-		89%	85%	Completed	Q3 2012
Ten23 (formerly 500 West 23rd Street) (4)	New York, NY	111	55,555	54,431	-	-		44%	29%	Completed	Q4 2012

Projects Completed Not Stabilized - Wholly Owned		206	94,929	93,805	-	-

Projects Completed Not Stabilized		206	94,929	93,805	-	-

Total Consolidated Projects		1,741	$606,336	$279,426	$185,621	$-

Land Held for Development (5)		N/A	N/A	$360,955	$360,955	$-

Unconsolidated

Projects Under Development - Unconsolidated:
Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	$78,212	$28,267	$28,267	$-	22%	-	-	Q3 2013	Q3 2014
Domain (6)	San Jose, CA	444	154,570	45,696	45,696	-	10%	-	-	Q4 2013	Q4 2015

Projects Under Development - Unconsolidated		945	232,782	73,963	73,963	-

Projects Under Development		945	232,782	73,963	73,963	-

Total Unconsolidated Projects		945	$232,782	$73,963	$73,963	$-

							Total Capital	Q1 2012
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS							Cost (1)	NOI
Projects Under Development							$511,407	$(5)
Completed Not Stabilized							94,929	(391)
Total Consolidated Development NOI Contribution							$606,336	$(396)

(1)	Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(3)	The Company acquired this project prior to stabilization and is completing lease-up activities.

(4)	Ten23 - The land under this development is subject to a long term ground lease.

(5)	Includes $58.6 million funded by Toll Brothers (NYSE: TOL) for their allocated share of a vacant land parcel at 400 Park Avenue South in New York City.

(6)	These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees. The Company's remaining funding obligations are currently estimated at $3.0 million.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Quarter Ended March 31, 2012
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

	Total		Avg. Per		Avg. Per		Avg. Per		Avg. Per	Building	Avg. Per		Avg. Per			Avg. Per
	Apartment		Apartment		Apartment		Apartment	Replacements	Apartment	Improvements	Apartment		Apartment		Grand	Apartment
	Units (1)	Expense (2)	Unit	Payroll (3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Same Store Properties (6)	105,612	$23,129	$219	$22,647	$214	$45,776	$433	$15,185	$144	$9,949	$94	$25,134	$238	(9)	$70,910	$671

Non-Same Store Properties (7)	10,485	2,777	278	1,808	181	4,585	459	1,299	130	3,682	369	4,981	499		9,566	958

Other (8)	-	34		502		536		83		27		110			646

Total	116,097	$25,940		$24,957		$50,897		$16,567		$13,658		$30,225			$81,122

(1)	Total Apartment Units - Excludes 4,914 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $7.3 million spent in Q1 2012 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,027 apartment units (equating to about $7,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2012, the Company expects to spend approximately $39.2 million rehabbing 4,700 apartment units (equating to about $8,300 per apartment unit rehabbed).

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2011, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2011 and 2012, plus any properties in lease-up and not stabilized as of January 1, 2011. Per apartment unit amounts are based on a weighted average of 9,988 apartment units.
(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2012, the Company estimates that it will spend approximately $1,225 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Quarter Ended
	March 31,
	2012	2011

REVENUES
Rental income	$2,931	$60,157

Total revenues	2,931	60,157

EXPENSES (1)
Property and maintenance	422	26,019
Real estate taxes and insurance	250	4,362
Depreciation	371	10,908
General and administrative	4	11

Total expenses	1,047	41,300

Discontinued operating income	1,884	18,857

Interest and other income	25	5
Other expenses	-	(4)
Interest (2):
Expense incurred, net	(7)	(522)
Amortization of deferred financing costs	-	(69)
Income and other tax (expense) benefit	(80)	(42)

Discontinued operations	1,822	18,225
Net gain on sales of discontinued operations	132,956	123,754

Discontinued operations, net	$134,778	$141,979

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations

		Normalized
		FFO Reconciliations
		Guidance Q1 2012
		to Actual Q1 2012
		Amounts	Per Share

Guidance Q1 2012 Normalized FFO - Diluted (2) (3)		$188,993	$0.600
Property NOI		2,656	0.008
Other		204	0.001

Actual Q1 2012 Normalized FFO - Diluted (2) (3)		$191,853	$0.609

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Quarter Ended March 31,
	2012	2011	Variance

Impairment	$-	$-	$-
Asset impairment and valuation allowances	-	-	-

Property acquisition costs (other expenses) (A)	1,592	481	1,111
Write-off of pursuit costs (other expenses)	1,034	1,683	(649)
Property acquisition costs and write-off of pursuit costs (other expenses)	2,626	2,164	462

Write-off of unamortized deferred financing costs (interest expense)	1	118	(117)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(42)	-	(42)
Non-cash convertible debt discount (interest expense)	-	1,945	(1,945)
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	(41)	2,063	(2,104)

Net incremental (gain) on sales of condominium units	(49)	(395)	346
Income and other tax expense (benefit) - Condo sales	45	19	26
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(4)	(376)	372

Insurance/litigation settlement expense (other expenses)	4,186	-	4,186
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(3,467)	(1,600)	(1,867)
Forfeited deposits (interest and other income)	-	(500)	500
Other (other expenses)	255	-	255
Other miscellaneous non-comparable items	974	(2,100)	3,074

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$3,555	$1,751	$1,804

(A)	For the quarter ended March 31, 2012, includes $1.1 million of transaction costs related to the potential Archstone transaction.

Note: See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2012 Normalized FFO Guidance (per share diluted)

	Q2 2012	2012

Expected Normalized FFO (2) (3)	$0.65 to $0.69	$2.68 to $2.78

2012 Same Store Assumptions

Physical occupancy		95.2%
Revenue change		5.0% to 6.0%
Expense change		1.5% to 2.5%
NOI change		6.5% to 8.5%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2012 Transaction Assumptions

Consolidated rental acquisitions		$1.25 billion
Consolidated rental dispositions		$1.25 billion
Capitalization rate spread		125 basis points

2012 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.4 billion to $9.6 billion
Weighted average interest rate (reduced for capitalized interest)		4.88%
Interest expense		$458.0 million to $468.0 million

(Note: Debt guidance assumes the delayed draw term loan is drawn in July 2012 and assumes no other debt offerings during 2012)

2012 Other Guidance Assumptions (see Note)

General and administrative expense		$47.0 million to $48.0 million
Interest and other income		$0.5 million to $1.0 million
Income and other tax expense		$0.5 million to $1.5 million
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		317.7 million

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties and the write-off of pursuit and property acquisition costs, are not included in the estimates provided on this page. See page 25 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 23 and 24

				Expected	Expected
		Expected Q1 2012		Q2 2012	2012
		Amounts	Per Share	Per Share	Per Share

	Expected Earnings - Diluted (5)	$180,378	$0.572	$0.22 to $0.26	$2.53 to $2.63
	Add: Expected depreciation expense	179,550	0.570	0.57	2.37
	Less: Expected net gain on sales (5)	(173,828)	(0.551)	(0.16)	(2.25)

	Expected FFO - Diluted (1) (3)	186,100	0.591	0.63 to 0.67	2.65 to 2.75

	Asset impairment and valuation allowances	-	-	-	-
	Property acquisition costs and write-off of pursuit costs (other expenses)	3,398	0.010	0.02	0.04
	Debt extinguishment (gains) losses, including prepayment penalties, preferred
	share redemptions and non-cash convertible debt discounts	(41)	-	-	-
	(Gains) losses on sales of non-operating assets, net of income and other
	tax expense (benefit)	-	-	-	(0.01)
	Other miscellaneous non-comparable items	(464)	(0.001)	-	-

	Expected Normalized FFO - Diluted (2) (3)	$188,993	$0.600	$0.65 to $0.69	$2.68 to $2.78

Definitions and Footnotes for Pages 6, 23 and 24

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
	• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
	• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
	• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
	• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
	• other miscellaneous non-comparable items.

(3)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings.  Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the First Quarter 2012 Same Store Properties:

		Quarter Ended March 31,
		2012	2011

Operating income		$146,152	$115,953
Adjustments:
	Non-same store operating results	(32,917)	(5,768)
	Fee and asset management revenue	(2,064)	(1,806)
	Fee and asset management expense	1,307	948
	Depreciation	174,737	158,455
	General and administrative	13,688	11,433

Same store NOI		$300,903	$279,215

CONTACT:
Equity Residential
Marty McKenna, (312) 928-1901